May 29, 2026

State Street Bank and Trust Company

1100 Main Street, Suite 400

Kansas City, MO 64105

Attention: Brock Hill, SVP

Re: PIMCO Funds Custody and Investment Accounting Agreement dated January 1, 2000

Ladies and Gentlemen:

Reference is made to the above Custody and Investment Accounting Agreement between State Street Bank and Trust Company, each registered investment company listed on Schedule A hereto, and Pacific Investment Management Company LLC dated as of January 1, 2000 (as amended, modified or supplemented from time to time, the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Deletions:

PIMCO Funds

PIMCO California Municipal Intermediate Value Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO National Municipal Intermediate Value Fund

PIMCO Equity Series

PIMCO REALPATH® Blend 2025 Fund

PIMCO Municipal Credit Income Fund

In accordance with Section 10(B) of the Agreement, Pacific Investment Management Company LLC hereby requests that State Street Bank and Trust Company (“State Street”) act as custodian and investment accounting and recordkeeping agent for the portfolios set forth in Schedule A to the Agreement under the terms of the Agreement. In connection with such request, the undersigned Trusts, hereby confirms to State Street, as of the date hereof, it’s representations and warranties set forth in the Agreement. A current Schedule A to the Agreement is attached hereto.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

PIMCO EQUITY SERIES
By:

Name:	Joshua Ratner

Title:	President, Duly Authorized

PIMCO FUNDS TRUST

By:

Name:	Joshua Ratner

Title:	President, Duly Authorized

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:

Name:	Peter Strelow

Title:	Managing Director and Co-Chief Operating Officer

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:

Name:	Rachel Mulhern

Title:	Managing Director

Effective as of May 29, 2026

Schedule A

TO

Custody and Investment Accounting Agreement

Dated 01/01/2000

(Updated as of May 29, 2026)

List of Funds of PIMCO Funds

Fund	PIMCO Account #	State Street Account#
PIMCO All Asset All Authority Fund	791	PX2A
PIMCO All Asset Fund	736	PC2Y
PIMCO California Intermediate Municipal Bond Fund	743	PC2O
PIMCO California Municipal Bond Fund	4175	PP2A
PIMCO California Municipal Opportunistic Value Fund	4186	PX4F
PIMCO California Short Duration Municipal Income Fund	773	PX2Q
PIMCO Climate Bond Fund	4761	PP4D
PIMCO CommoditiesPLUS® Strategy Fund	4702	PP1J
PIMCO CommodityRealReturn Strategy Fund®	731	PC2X
PIMCO Credit Opportunities Bond Fund	4081	PP1X
PIMCO Diversified Income Fund	744	PX2D
PIMCO Dynamic Bond Fund	748	PPF3
PIMCO Emerging Markets Bond Fund	771	PC2J
PIMCO Emerging Markets Corporate Bond Fund	709	PP1A
PIMCO Emerging Markets Currency and Short-Term Investments Fund	708	PX2L
PIMCO Emerging Markets Full Spectrum Bond Fund	3719	PP2G
PIMCO Emerging Markets Local Currency and Bond Fund	739	PX2X
PIMCO ESG Income Fund	14756	PP4E
PIMCO Extended Duration Fund	738	PX2V
PIMCO Global Advantage® Strategy Bond Fund	749	PPF4
PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)	785	PC2A
PIMCO Global Core Asset Allocation Fund	758	PX3A
PIMCO GNMA and Government Securities Fund	721	PC2I
PIMCO Government Money Market Fund	799	PPF6
PIMCO High Yield Fund	705	PC1L
PIMCO High Yield Municipal Bond Fund	763	PX2P
PIMCO High Yield Spectrum Fund	4720	PP1P
PIMCO Income Fund	766	PX2C
PIMCO Inflation Response Multi-Asset Fund	4082	PP1K
PIMCO International Bond Fund (U.S. Dollar-Hedged)	770	PC1N
PIMCO International Bond Fund (Unhedged)	719	PX2N

PIMCO Investment Grade Credit Bond Fund	707	PC2R
PIMCO Long Duration Total Return Fund	713	PX2U
PIMCO Long-Term Credit Bond Fund	769	PPF9
PIMCO Long-Term Real Return Fund	793	PC2V
PIMCO Long-Term U.S. Government Fund	710	PC1F
PIMCO Low Duration Credit Fund	4080	PP1Q
PIMCO Low Duration ESG Fund	723	PC2D
PIMCO Low Duration Fund	720	PC1D
PIMCO Low Duration Fund II	750	PC1I
PIMCO Low Duration Income Fund	724	PX2B
PIMCO Moderate Duration Fund	745	PC2E
PIMCO Mortgage Opportunities and Bond Fund	3938	PP2K
PIMCO Municipal Bond Fund	703	PC2L
PIMCO National Intermediate Municipal Bond Fund	4176	PP2B
PIMCO National Municipal Opportunistic Value Fund	4188	PX4H
PIMCO New York Municipal Bond Fund	753	PC2P
PIMCO Preferred and Capital Securities Fund	10706	PP2C
PIMCO RAE Fundamental Advantage PLUS Fund	4716	PPF2
PIMCO RAE PLUS EMG Fund	4718	PPF5
PIMCO RAE PLUS Fund	729	PX2H
PIMCO RAE PLUS International Fund	4197	PP1W
PIMCO RAE PLUS Small Fund	4196	PP1S
PIMCO RAE Worldwide Long/Short PLUS Fund	4327	PP2Q
PIMCO Real Return Fund	795	PC2F
PIMCO RealEstateRealReturn Strategy Fund	788	PX2R
PIMCO Short Asset Investment Fund	6740	PP1Z
PIMCO Short Duration Municipal Income Fund	733	PC2N
PIMCO Short-Term Fund	740	PC1B
PIMCO StocksPLUS® Absolute Return Fund	734	PC2Z
PIMCO StocksPLUS® Fund	715	PC1G
PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)	786	PX2I
PIMCO StocksPLUS® International Fund (Unhedged)	774	PX2W
PIMCO StocksPLUS® Long Duration Fund	711	PX2M
PIMCO StocksPLUS® Short Fund	726	PX2S
PIMCO StocksPLUS® Small Fund	751	PX2O
PIMCO Strategic Bond Fund	777	PPF8
PIMCO Total Return ESG Fund	790	PC1H
PIMCO Total Return Fund	700	PC1E
PIMCO Total Return Fund II	735	FA1B
PIMCO Total Return Fund IV	7700	PP1R

PIMCO Total Return Fund V	16210	PP1U
PIMCO TRENDS Managed Futures Strategy Fund	10789	PP2H

List of Funds of PIMCO Funds (Private Account Portfolio Series)

Fund	PIMCO Account#	State Street Account#
PIMCO ABS and Short-Term Investments Portfolio	732	PC3Q
PIMCO All Asset: Multi-Real Fund	16202	PG3G
PIMCO All Asset: Multi-RAE PLUS Fund	16200	PG3E
PIMCO All Authority: Multi-RAE PLUS Fund	16207	PG3U
PIMCO EM Bond and Short-Term Investments Portfolio	781	PC2G
PIMCO High Yield and Short-Term Investments Portfolio	706	PC3H
PIMCO International Portfolio	780	PC1C
PIMCO Investment Grade Credit Bond Portfolio	702	PC3N
PIMCO Long Duration Credit Bond Portfolio	759	PPA5
PIMCO Low Duration Portfolio	4052	PC3U
PIMCO Moderate Duration Portfolio	4053	PC3V
PIMCO Mortgage and Short-Term Investments Portfolio	722	PC3F
PIMCO Municipal Portfolio	704	PC3O
PIMCO Real Return Portfolio	792	PC3M
PIMCO Sector Fund Series AH	4781	PG3H
PIMCO Sector Fund Series AI	4783	PG3I
PIMCO Sector Fund Series AM	4785	PG3J
PIMCO Sector Fund Series BC	4786	PG3N
PIMCO Sector Fund Series BL	4787	PG3O
PIMCO Sector Fund Series EE	4788	PG3P
PIMCO Sector Fund Series H	4789	PG3Q
PIMCO Sector Fund Series I	4790	PG3R
PIMCO Short Asset Portfolio	3346	PG3K
PIMCO Short-Term Floating NAV Portfolio II	776	PC3S
PIMCO Short-Term Floating NAV Portfolio III	3376	PG3C
PIMCO Short-Term Portfolio	742	PC3A
PIMCO U.S. Government and Short-Term Investments Portfolio	712	PC3D

List of Funds of PIMCO Equity Series

Fund	PIMCO Account#	State Street Account#
PIMCO Dividend and Income Fund	4121	PPEN
PIMCO RAE Emerging Markets Fund	28814	PPES
PIMCO RAE Global ex-US Fund	28817	PPEV
PIMCO RAE International Fund	28815	PPEW
PIMCO RAE US Fund	28813	PPEX
PIMCO RAE US Small Fund	28818	PPEY
PIMCO REALPATH® Blend Income Fund	4330	PPEI
PIMCO REALPATH® Blend 2030 Fund	4333	PPE3
PIMCO REALPATH® Blend 2035 Fund	4334	PPE4
PIMCO REALPATH® Blend 2040 Fund	4335	PPE5
PIMCO REALPATH® Blend 2045 Fund	4336	PPE6
PIMCO REALPATH® Blend 2050 Fund	4337	PPE7
PIMCO REALPATH® Blend 2055 Fund	4338	PPE8
PIMCO REALPATH® Blend 2060 Fund	4339	PPE0
PIMCO REALPATH® Blend 2065 Fund	4340	PPF0
PIMCO REALPATH® Blend 2070 Fund	4341	PPQ1

List of PIMCO Interval Funds

Fund	PIMCO Account#	State Street Account#
PIMCO California Flexible Municipal Income Fund	4174	PX4I
PIMCO Flexible Credit Income Fund	13648	PPAX
PIMCO Flexible Emerging Markets Income Fund	16205	PX4B
PIMCO Flexible Municipal Income Fund	14751	PX4A
PIMCO Flexible Real Estate Income Fund	26150	PX4J

List of PIMCO Closed End Funds

PIMCO Access Income Fund	4355	PP5B
PIMCO Dynamic Income Opportunities Fund	4365	PP5A
PIMCO Dynamic Income Strategy Fund	4362	PX5A